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                                                                 EXHIBIT 23.1


                        INDEPENDENT AUDITORS' CONSENT

To the Board of Directors of
EVEREN Capital Corporation

We consent to the incorporation by reference in the Registration Statement on Form S-8 of EVEREN Capital Corporation ("EVEREN") of our report dated February 23, 1996 (March 28, 1996, as to the second paragraph of Note 23) appearing in the Annual Report on Form 10-K of EVEREN for the year ended December 31, 1995.


Deloitte & Touche LLP

Chicago, Illinois
May 21, 1996